UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934
Date of Report: December 2, 2005
(Date of earliest event reported)
Paragon Real Estate Equity and Investment Trust
(Exact name of registrant as specified in its charter)

Maryland	0-25074	39-6594066
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)
1240 Huron Road, Cleveland, Ohio 44115
(Address of principal executive offices including zip code)
(216) 430-2700
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 2, 2005, Paragon Real Estate Equity and Investment Trust (“Paragon”) and Veard Investments, Inc., on behalf of the various partnerships under its control, agreed to modify the Purchase Agreement, dated September 26, 2005, among Paragon and the various partnerships (the “Purchase Agreement”), to extend the Review Period and Closing Date, as defined in the Purchase Agreement, and to adjust the purchase price. A copy of the letter agreement amending the Purchase Agreement is set forth as Exhibit 2.1.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits:
     2.1 Letter Agreement dated December 2, 2005 amending Purchase Agreement dated September 26, 2005, by and among Veard Baytown Limited Partnership, Veard Stafford Limited Partnership, Veard Lake Jackson Limited Partnership, Veard Wharton Limited Partnership, Veard Irving Limited Partnership, Veard Arlington Limited Partnership, Veard Amarillo Limited Partnership, Veard Victoria Limited Partnership, Veard Kettering Limited Partnership, Veard Canton Limited Partnership and Paragon Real Estate Equity and Investment Trust

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2005	Paragon Real Estate Equity and Investment Trust

	By:	/s/ John J. Dee

John J. Dee Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Letter Agreement dated December 2, 2005 amending Purchase Agreement dated September 26, 2005, by and among Veard Baytown Limited Partnership, Veard Stafford Limited Partnership, Veard Lake Jackson Limited Partnership, Veard Wharton Limited Partnership, Veard Irving Limited Partnership, Veard Arlington Limited Partnership, Veard Amarillo Limited Partnership, Veard Victoria Limited Partnership, Veard Kettering Limited Partnership, Veard Canton Limited Partnership and Paragon Real Estate Equity and Investment Trust

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